UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 13, 2005

Date of Report (Date of earliest event reported)

Daou Systems, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-22073	33-0284454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

412 Creamery Way, Suite 300 Exton, Pennsylvania		19341
(Address of principal executive offices)		(Zip Code)

610-594-2700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

See the disclosure under Item 4.02 below.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As part of a routine review of the Daou Systems, Inc. (the “Company”) Form 10-K for the year ended December 31, 2004 by the staff of the Securities and Exchange Commission (“SEC”), the Company examined the classification on its balance sheet of its Series A-1 Preferred Stock (referred to as “Series A Preferred Stock” in the Company’s Form 10-K for the year ended December 31, 2004).  The Company had classified this amount as a component of stockholders’ equity in its financial statements for the year ended December 31, 2004 filed in its Form 10-K with the SEC.

Based on the staff’s comment, the Company reviewed the terms of the Series A-1 Preferred Stock and noted that in the event of an unsolicited tender offer that results in the Company’s stockholders immediately prior to such transaction not holding at least 50% of the voting securities of the surviving entity, the holders of the Series A-1 Preferred Stock would be entitled to receive for each share of such stock an amount per share at least equal to Five Dollars and Fifty Cents ($5.50) plus any accrued but unpaid dividends.  Because such a transaction could result in a cash liquidation of the Series A-1 Preferred Stock that is outside the control of the Company, management, in consultation with the Company’s independent registered public accounting firm, concluded on July 13, 2005 that the Series A-1 Preferred Stock should be classified as a component of mezzanine equity and not a component of permanent equity on the Company’s balance sheet and that the Company should restate its previously issued financial statements.  On July 18, 2005, the Audit Committee of the Company’s Board of Directors, in consultation with the Company’s independent registered public accounting firm, confirmed management’s conclusion that a restatement of the previously issued financial statements is required.

The restatement will be an adjustment of the Company’s balance sheet and will have no impact on the Company’s historical or future income statements or cash flows.  The Company intends to file the restated financial statements in an amendment to the Company’s Form 10-K for the year ended December 31, 2004 and an amendment to the Company’s Form 10-Q for the quarter ended March 31, 2005 upon the completion of the SEC staff’s routine review of the Company’s Form 10-K for the year ended December 31, 2004.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAOU SYSTEMS, INC.

Date: July 13, 2005	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer